Fourth Quarter 2013 Earnings Call February 20, 2014 Supplemental Slides

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchases of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2013, when filed, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated February 19, 2014, to which the following supplemental slides are attached as Exhibit 99.2, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Q4 2013 Summary… 4-7
Highlights… 8-9
Quality… 10
Revenues (Q4 2013 vs. Q4 2012)… 11
Expenses (Q4 2013 vs. Q4 2012)… 12
Adjusted EBITDA… 13
Earnings per Share… 14
Adjusted Free Cash Flow … 15-16
2014 Guidance - Adjusted EBITDA … 17
2014 Guidance - Earnings per Share … 18
Income Tax Considerations… 19
Adjusted Free Cash Flow Considerations… 20
Priorities for Reinvesting Free Cash Flow… 21
Appendix… 22
Business Outlook: 2014 to 2016… 23
Debt Schedule… 24
Revenues & Expenses (Sequential)… 25
Revenues & Expenses (12 months)… 26
Payment Sources (Percent of Revenues) … 27
Operational and Labor Metrics… 28
Outstanding Share Summary, Warrant Information and Conversion Rates… 29-30
Adjusted EBITDA History… 31
Adjusted Free Cash Flow … 32
Self-Insurance Reserves … 33
Reconciliations to GAAP… 34-37

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Q4 2013 Summary (Q4 2013 vs. Q4 2012)  Revenue growth of 3.5% ― Inpatient revenue growth of 3.7% was negatively impacted by approx. $9 million for sequestration and approx. $8 million to establish reserves related to RAC audits (1).  Discharge growth of 3.8% • Same-store discharge growth of 1.3% (negatively impacted by the divestiture of 41 SNF beds in Q1 2013) • New-store growth of 2.5%; Ocala, FL (Q4 2012), Augusta, GA, Littleton, CO, Stuart, FL (Q2 2013)  Revenue per discharge decreased by 10 bps (increased 3.2% before sequestration and reserves related to RAC audits).  Bad debt as a percentage of revenue decreased 70 bps ― Positively impacted by the reclassification of certain reserves related to RAC audits (1). 4 (1) In connection with CMS approved and announced RAC audits related to IRFs, we received requests in 2013 to review certain patient files for discharges occurring from 2010 through 2013, of which we have previously received payment. To date, the Medicare payments that are subject to these audit requests represent less than 1% of our Medicare patient discharges and not all of these patient files requests have resulted in payment denial determinations by the RACs. The RAC audits focus on medical necessity of inpatient rehabilitative care at admission and are subject to the same adjudication process as our pre-payment MAC reviews, ultimately culminating in an administrative law judge hearing. Based on our assessment of claims review results to date and our historical experience with the adjudication process, we established an approx. $8 million reserve via contractual allowances which reduced net operating revenues in Q4 2013. Concurrently, we reversed approx. $4 million in bad debt reserves established during 2013 related to RAC audits. We intend to appeal substantially all RAC denials through the adjudication process, based on our confidence in the medical judgment of both the referring and admitting physicians.

 Disciplined expense management ― Results benefited from reductions to self-insurance reserves, including $6.7 million attributable to lowering the Company’s statistical confidence level (see table on slide 33). ― Salaries and benefits as a percent of revenue decreased by 120 bps in Q4 2013.  Positively impacted by approx. $5.5 million for the difference between a 2.2% Oct. 1, 2013 merit increase versus a one-time, nonmanagement bonus on Oct. 1, 2012 ― Excluding the ramp up of operations at three new hospitals, EPOB was flat. ― Hospital-related expenses as a percent of revenue decreased by 10 bps. Q4 2013 Summary (Q4 2013 vs. Q4 2012) (cont.) 5 (1) General & Administrative excludes stock-based compensation. (2) Hospital-related expenses include other operating expenses, supplies, and occupancy costs. Other operating expenses exclude the loss on disposal or impairment of assets. 0% 40% 80% Q4 2013 Q4 2012 General & Administrative Hospital-related Expenses Salaries, Wages & Benefits 72.6% 74.0% 3.47 3.46 3.00 3.20 3.40 Q4 2013 Q4 2012 Employees per Occupied Bed (EPOB) % o f R eve n u e (1) (2)

Q4 2013 Summary (Q4 2013 vs. Q4 2012) (cont.) 6 (1) Reconciliation to GAAP provided on slides 34-37. (2) Reconciliation to GAAP provided on slide 32.  Adjusted EBITDA (1) for the quarter of $142.3 million reflected growth of 10.7%. ― Negatively impacted by approx. $8 million for sequestration and approx. $4 million, net, for RAC audits ― Benefited from a reduction in self-insurance reserves (see table on slide 33)  Adjusted free cash flow (2) for the quarter of $66.3 million: ― Benefited from higher Adjusted EBITDA ― Offset by increases in working capital and maintenance capital expenditures  Full-year maintenance capital expenditures of approx. $75 million were lower than projections due to timing (see slides 16 and 20 for adjusted free cash flow considerations). • Q4 2013 benefited by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014.

Q4 2013 Summary (Q4 2013 vs. Q4 2012) (cont.)  Balance sheet enhancements ― Exchanged $320 million of new 2.0% Convertible Senior Subordinated Notes due 2043 for 257,110 shares of our 6.5% Series A Convertible Perpetual Preferred Stock (noncash transaction)  The exchange will result in an approx. $10 million annual increase in free cash flow. ― Redeemed 10% of the 2018 and 2022 Senior Notes (~$58 million)  The loss (1) per share of ($0.31) reflected solid operating results offset by a $71.6 million, or $0.83 per share, repurchase premium on the preferred stock in the exchange transaction (see table on slide 14). 7 (1) Income from continuing operations attributable to HealthSouth

Highlights  Capacity expansion and new development ― Relocated into new HealthSouth Rehabilitation Hospital of Western Massachusetts in Ludlow, MA (53 beds) in December 2013. This hospital replaced a leased facility. ― Broke ground in Q4 2013 on three de novos and expect all to be operational in Q4 2014:  Altamonte Springs, FL (50 beds)  Newnan, GA (50 beds)  Middletown, DE (34 beds) ― Continued the design and permitting process to construct a 50-bed inpatient rehabilitation hospital in Modesto, CA; expected to be operational Q4 2015 8

Highlights (cont.)  New clinical information system now installed in 36 of the Company’s hospitals  96 HealthSouth hospitals have now received certification for one or more disease- specific certifications from The Joint Commission’s Disease-Specific Care Certification Program.  Quarterly cash dividends on the Company’s common stock:  Paid first quarterly cash dividend of $0.18 per share on October 15, 2013  Declared an $0.18 per share quarterly cash dividend paid on January 15, 2014 to holders of record on January 2, 2014  The Company issued 0.5 million common shares and received approx. $15 million in cash in Q4 2013 from the exercise of common stock warrants. 9

36.4 31.1 15.0 20.0 25.0 30.0 35.0 40.0 3.27 2.72 1.5 2.0 2.5 3.0 3.5 4.0  HealthSouth Functional Outcomes Continue to Outpace Industry Average HealthSouth Average UDSMR Average* FIM Gain LOS Efficiency * Average = Expected, Risk-adjusted Source: UDSMR Database – On Demand Report: Q4 2013 Report FIM instrument is a trademark of Uniform Data System for Medical Rehabilitation, a division of UB Foundation Activities, Inc. Quality 10

Q4 Q4 Increase/ (Millions) 2013 2012 (Decrease) Inpatient 537.5$ 518.1$ 3.7% Outpatient and other 34.6 34.8 (0.6%) Consolidated net operating 572.1$ 552.9$ 3.5% (Actual Amounts) Discharges 32,906 31,695 3.8% Net patient revenue / discharge 16,334$ 16,346$ (0.1%) Revenues (Q4 2013 vs. Q4 2012) 11  Revenue growth of 3.5% ― Inpatient revenue growth of 3.7% was negatively impacted by approx. $9 million for sequestration and approx. $8 million to establish reserves related to RAC audits (slide 4 - note 1). ― Discharge growth of 3.8% • Same-store discharge growth of 1.3% (negatively impacted by the divestiture of 41 SNF beds in Q1 2013) • New-store growth of 2.5%; Ocala, FL (Q4 2012), Augusta, GA, Littleton, CO, Stuart, FL (Q2 2013)  Revenue per discharge decreased by 10 bps (increased 3.2% before sequestration and reserves related to RAC audits (slide 4 - note 1).

Expenses (Q4 2013 vs. Q4 2012) 12 Q4 Q4 Increase/ (Millions) 2013 2012 (Decrease) Salaries and benefits 272.0$ 269.5$ 0.9% Percent of net operating revenues 47.5% 48.7% (120 bps) EPOB (employees per occupied bed) 3.47 3.46 0.3% Hospital-related expenses 118.4$ 114.8$ 3.1% (other operating (1), supplies, occupancy) Percent of net operating revenues 20.7% 20.8% (10 bps) General and administrative 24.8$ 24.6$ 0.8% (excludes stock-based compensation) Percent of net operating revenues 4.3% 4.4% (10 bps) Provision for doubtful accounts 3.6$ 7.2$ (50.0%) Percent of net operating revenues 0.6% 1.3% (70 bps)  Disciplined expense management ― Results benefited from a reduction to self-insurance reserves, including $6.7 million attributable to lowering the Company’s statistical confidence level (see table on slide 33). ― Salaries and benefits as a percent of revenue decreased by120 bps in Q4 2013.  Positively impacted by approx. $5.5 million for the difference between a 2.2% Oct. 1, 2013 merit increase versus a one-time, nonmanagement bonus on Oct. 1, 2012 ― Excluding the ramp up of operations at three new hospitals, EPOB was flat. ― Hospital-related expenses as a percent of revenue decreased by 10 bps.  Bad debt as a percentage of revenue decreased 70 bps ― Positively impacted by the reclassification of certain reserves related to RAC audits (slide 4 - note 1).

Adjusted EBITDA (1)

(Millions)	Q4 2013	Q4 2012	Year-End 2013	Year-End 2012
Net operating revenues	$ 572.1	$ 552.9	$ 2,273.2	$ 2,161.9
Less: Provision for doubtful accounts	(3.6)	(7.2)	(26.0)	(27.0)
Net operating revenues less provision for doubtful accounts	568.5	545.7	2,247.2	2,134.9
Operating expenses:				
Salaries and benefits	(272.0)	(269.5)	(1,089.7)	(1,050.2)
Hospital-related expenses:				
Other operating expenses (2)	(80.1)	(76.6)	(317.1)	(299.4)
Supplies	(27.1)	(26.2)	(105.4)	(102.4)
Occupancy costs	(11.2)	(12.0)	(47.0)	(48.6)
	(118.4)	(114.8)	(469.5)	(450.4)
General and administrative expenses (3)	(24.8)	(24.6)	(94.3)	(93.8)
Equity in nonconsolidated affiliates	3.0	3.0	11.2	12.7
Other income (4)	1.3	1.1	4.5	3.6
Noncontrolling interests	(15.3)	(12.3)	(57.8)	(50.9)
Adjusted EBITDA	**$ 142.3**	**$ 128.6**	**$ 551.6**	**$ 505.9**

(1) Reconciliation to GAAP provided on slides 34-37

In arriving at Adjusted EBITDA, the following were excluded:	Q4 2013	Q4 2012	Year-End 2013	Year-End 2012
(2) Loss on disposal or impairment of assets	$ 1.6	$ 1.4	$ 5.9	$ 4.4
(3) Stock-based compensation expense	5.8	6.0	24.8	24.1
(4) Gain on consolidation of St. Vincent Rehabilitation Hospital	-	-	-	4.9

Adjusted EBITDA Change

Q4 2013	Year-End 2013
+$13.7M	+$45.7M
+10.7%	+9.0%

- Revenue growth and disciplined expense management
- Negatively impacted by approx. $8 million and $25 million for sequestration for Q4 2013 and full-year 2013, respectively
- Negatively impacted by approx. $4 million, net, and $8 million for RAC audits for Q4 2013 and full-year 2013, respectively (slide 4 - note 1)
- Benefited from a reduction in self-insurance reserves (slide 33)

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Earnings per Share (1)

(In Millions, Except Per Share Data)	Q4 2013	Q4 2012	Year-End 2013	Year-End 2012
Adjusted EBITDA	$ 142.3	$ 128.6	$ 551.6	$ 505.9
Interest expense and amortization of debt discounts and fees	(26.5)	(24.3)	(100.4)	(94.1)
Depreciation and amortization	(25.2)	(21.7)	(94.7)	(82.5)
Stock-based compensation expense	(5.8)	(6.0)	(24.8)	(24.1)
Other, including noncash loss on disposal of assets	(1.6)	(1.4)	(5.9)	(4.4)
	83.2	75.2	325.8	300.8
Certain nonrecurring items:				
Government, class action, and related settlements	0.2	-	23.5	3.5
Loss on early extinguishment of debt	(2.4)	(2.7)	(2.4)	(4.0)
Gain on consolidation of St.Vincent Rehabilitation Hospital	-	-	-	4.9
Professional fees - accounting, tax, and legal	(1.7)	(2.9)	(9.5)	(16.1)
Pre-tax income	79.3	69.6	337.4	289.1
Income tax expense (2)	(30.5)	(24.5)	(12.7) (3)	(108.6)
Income from continuing operations (1)	$ 48.8	$ 45.1	$ 324.7	$ 180.5
Income allocated to participating securities	-	(0.6)	(3.4)	(2.2)
Convertible perpetual preferred dividends	(3.8)	(5.7)	(21.0)	(23.9)
Repurchase of convertible perpetual preferred stock (4)	(71.6)	-	(71.6)	(0.8)
Basic shares	86.4	94.7	88.1	94.6
Diluted shares	100.8	108.0	102.1	108.1
Basic (loss) earnings per share (5)	$ (0.31)	$ 0.41	$ 2.59	$ 1.62
Diluted (loss) earnings per share (5)	$ (0.31)	$ 0.41	$ 2.59	$ 1.62

Q4 2013 and full-year 2013 reflect:

- $71.6 million, or $0.83 per share and $0.81 per share, repurchase premium on the preferred stock in the exchange transactions for Q4 2013 and full-year 2013, respectively

Full-year 2013 reflects:

- A reduction in certain nonrecurring expenses primarily related to government, class, action, and related settlements
- An approx. $115 million ($1.31 per basic share) benefit related to a settlement with the IRS (3)

(1) Income from continuing operations attributable to HealthSouth
(2) Current income tax expense was $3.3 million, $2.2 million, $6.3 million, and $5.9 million for Q4 2013, Q4 2012, 12 months 2013, and 12 months 2012, respectively.
(3) Includes an approx. $115 million ($1.31 per basic share) benefit related to a settlement with the IRS (slide 19)
(4) See note 5 on slide 30.
(5) Diluted (loss) earnings per share are the same as basic (loss) earnings per share due to antidilution.

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Adjusted Free Cash Flow 15 (Millions) 2013 2012 2013 2012 100.9$ 109.3$ 470.3$ 411.5$ 0.5 (0.5) 1.9 (2.0) Capital expenditures for maintenance (20.5) (15.0) (74.8) (83.0) Dividends paid on convertible perpetual preferred stock (5.8) (5.7) (23.0) (24.6) Distributions paid to noncontrolling interests of consolidated affiliates Nonrecurring items: Cash paid for professional fees - accounting, tax, and legal 1.7 2.9 7.0 16.1 Net premium on bond issuance/repayment 1.7 1.9 1.7 1.9 Cash paid for government, class action, and related settlements - - (5.9) (2.6) Adjusted free cash flow 66.3$ 81.2$ 330.9$ 268.0$ Net cash provided by operating activities Net cash provided by operating activities of continuing operations Impact of discontinued operations (46.3) (12.2) (11.7) 472.2 Year-End 409.5 (49.3) Q4 101.4 108.8  Adjusted free cash flow for the quarter of $66.3 million: ― Benefited from higher Adjusted EBITDA ― Offset by increases in working capital and maintenance capital expenditures  Full-year maintenance capital expenditures of approx. $75 million were lower than projections due to timing (see slides 16 and 20 for adjusted free cash flow considerations). • Q4 2013 benefited by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014.

$268.0 $330.9 $45.7 ($5.0) $1.9 $10.5 $8.2 $1.6 Adjusted Free Cash Flow 12 Mos. 2012 Adjusted EBITDA Cash Interest Expense Cash Tax Payment, Net of Refunds Working Capital and Other Maintenance Capital Expenditures Preferred Dividends Adjusted Free Cash Flow 12 Mos. 2013 (2) (3) Adjusted Free Cash Flow (1) (Millions) 2013 2012 $ % Adjusted free cash flow (1) 12 Months Change 330.9$ 268.0$ 62.9$ 23.5% (1) Reconciliation to GAAP provided on slide 32. (2) 2013 benefited by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. (3) During 2012, the Company repurchased 46,645 shares of its convertible perpetual preferred stock which resulted in the $1.6 million decrease in dividends in 2013. The convertible perpetual preferred stock exchange transactions in Q4 2013 will reduce preferred dividends by $16.7 million in 2014. 16 Operating Cash Flows Investing and Financing Cash Flows

2014 Guidance - Adjusted EBITDA(1) 17 Adjusted EBITDA $555 million to $565 million (1) Reconciliation to GAAP provided on slides 34, 36, and 37. Considerations for full-year 2014:  Revenue growth of 4.0% to 5.0% before sequestration ― Discharge growth between 2.5% and 3.5% ― Revenue per discharge growth between 2.0% and 2.3% before sequestration ― Lower outpatient revenues resulting from additional closures of satellite clinics  Adjusted EBITDA impact of approx. $7 million (net of noncontrolling interests) for sequestration (sequestration anniversaries on April, 1 2014)  Increased operating expense of approx. $4 million for continued implementation of CIS and a TeamWorks project to enhance the patient experience  Bad debt expense of 1.3% to 1.5% In addition:  2013 benefited from reductions to self-insurance reserves, including $6.7 million attributable to lowering the Company’s statistical confidence level (see table on slide 33)

2014 Guidance - Earnings Per Share

Earnings per Share from Continuing Operations Attributable to HealthSouth (1)

$ 1.86 to $ 1.91

Considerations:

- ✓ Higher depreciation and amortization related to recent capital investments
- ✓ Higher interest expense and amortization of debt discounts and fees related to the exchange of Convertible Senior Subordinated Notes for Convertible Perpetual Preferred Stock
- ✓ Assumes provision for income tax of approx. 40% (cash taxes expected to be $10 - $15 million for full-year 2014)
- ✓ Basic share count of 87.5 million shares is before the effect of any potential share repurchase activity.

		EPS Guidance	
	Actual	Low	High
(In Millions, Except Per Share Data)	2013	2014	
Adjusted EBITDA	$ 551.6	$ 555	$ 565
Interest expense and amortization of debt discounts and fees	(100.4)	(112)	
Depreciation and amortization	(94.7)	(106)	
Stock-based compensation expense	(24.8)	(25)	
Other, including noncash loss on disposal of assets	(5.9)	(7)	
	325.8	305	315
Certain Nonrecurring Expenses:			
Government, class action, and related settlements	23.5	-	
Professional fees - accounting, tax, and legal	(9.5)	(7)	
Loss on early extinguishment of debt	(2.4)	-	
Pre-tax income	337.4	298	308
Income tax	(12.7)	(119)	(123)
Income from continuing operations (1)	324.7	179	185
Income allocated to participating securities (2)	(3.4)	(2)	(2)
Convertible perpetual preferred dividends (2)	(21.0)	(6)	(6)
Repurchase of convertible perpetual preferred stock (2)	(71.6)	-	-
After-tax convertible debt interest expense (3)	-	8	8
Basic shares (2)	88.1	87.5	87.5
Diluted shares (3)	102.1	100.8	100.8
Earnings per share (3)	$ 2.59 (2)(4)	$ 1.86 (3)	$ 1.91 (3)

(1) Income from continuing operations attributable to HealthSouth

(2) The income allocated to participating securities, the convertible perpetual preferred dividends, and the repurchase premium on preferred stock need to be subtracted from income from continuing operations to calculate basic earnings per share.

(3) The interest and amortization related to the convertible senior subordinated notes must be added to income from continuing operations when calculating diluted earnings per share.

(4) Diluted earnings per share are the same as basic earnings per share due to antidilution.

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Income Tax Considerations GAAP Considerations: •As of 12/31/13, the Company’s federal NOL had a gross balance of approx. $929 million. ― Includes the approx. $283 million increase in the federal NOL (on a gross basis) as a result of the April 25, 2013 agreements with the IRS • The Company has a remaining valuation allowance of approx. $31 million related to state NOLs. Cash Tax Payments: • In 2014, the Company expects to pay approx. $10 million to $15 million of income tax, net of refunds. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). An “ownership change,” as defined by Section 382, could subject the Company to an AUL, which would approximate the value of the Company at the time of the “ownership change” multiplied by the long-term tax exempt rate. 19

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP is provided on slide 32. (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. Common stock dividends (approx. $16 million paid in Q4 2013 and approx. $64 million projected for 2014) are not included in the calculation of adjusted free cash flow. (3) Net of amortization of debt discounts and fees (4) 2013 benefited by approx. $12 million for equipment purchases that were invoiced in Q4 2013 and paid in early 2014. 20 Certain Cash Flow Items (2) (millions) 2012 Actual 2013 Actual 2014 Assumptions • Cash interest expense (3) $90.4 $95.4 $100 • Cash payments for taxes, net of refunds $9.6 $7.7 $10 to $15 • Working capital and other $30.4 $19.6 $15 to $25 • Maintenance CAPEX (4) $83.0 $74.8 $90 to $100 • Dividends paid on preferred stock $24.6 $23.0 $6 Reflects: • Continued investment in the CIS and hospital refresh projects • Timing of maintenance capital expenditures in 2013 and 2014 $181 $243 $268 2010 2011 2012 2013 Adjusted Free Cash Flow (1) (millions) $331

Priorities for Reinvesting Free Cash Flow

(millions)

Priority	Category	Item	2012 Actuals	2013 Actuals	2014 Assumptions
Remains Highest Priority	Growth in Core Business	Bed expansions (target ~ 80 beds/yr) and unit consolidations	$16.6	$24.9	$25 to $35
		New IRF's (target 4-6/yr)	41.1	55.5	55 to 75
			$57.7	$80.4	$80 to $110, excluding acquisitions
Objectives Achieved	Debt Reduction	Debt pay down, net [1]	-	($264.0)	N/A
		Purchase leased properties	$19.1	90.3	$15 to $20
Complements Growth Investments	Shareholder Distribution	Convertible preferred stock repurchase [1]	46.5	249.0	-
		Cash dividends on common stock [2]	-	15.7	64
		Common stock repurchase ($250 million authorization) [3]	-	234.1	TBD
			$65.6	$325.1	TBD

(1) Issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. Excluding fees, no cash was used in the transaction. The Company recorded approx. $249 million as debt and approx. $71 million as equity.

(2) On July 25, 2013, the board of directors approved the initiation of a quarterly cash dividend on our common stock of $0.18 per share.

(3) On February 14, 2014, the board of directors approved an increase in our existing common stock repurchase authorization from $200 million to $250 million. The $234 million reflects the tender offer completed in Q1 2013 for approx. 9.5% of the common shares.

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Appendix

Business Outlook: 2014 to 2016[(1)]

Business Model
- **Adjusted EBITDA CAGR: 4-8%** [(2)]
- **Continued strong free cash flow generation**

Potential depletion of the federal NOL during the 2014 to 2016 timeframe will affect Cash Flow CAGR.

Strategy	2013	2014	2015	2016
Shareholder Distribution	$234 million common stock tender; initiated dividends	• **Quarterly cash dividends** • **Opportunistic share repurchases**		
Leverage	**< 3.0x** Debt to Adjusted EBITDA	**< 3.0x Debt to Adjusted EBITDA** (subject to shareholder value-creating opportunities)		
Core Growth	**Bed expansion = 68**	**Same-store Growth** (Includes bed expansions and unit consolidations)		
	New IRF's = 3 Littleton, CO, Stuart, FL, Augusta, GA	**New IRF's** (target of 4-6/year) Altamonte Springs, FL; Newnan, GA; Middletown, DE	**New IRF's** (target of 4-6/year)	
Opportunistic Growth		**Consider opportunistic, disciplined acquisitions** of complementary post-acute services		
Key Operational Initiatives	• **Enhancing outcomes and patient experience**			
	• **Implementing CIS:** Target 20 hospitals/year; Installation complete in 36 hospitals through YE2013; Expect installation at all hospitals by YE2017.			
	• **Positioning for evolving delivery and payment models:** ACO, bundling, etc.			

(1) If legislation affecting Medicare is passed, HealthSouth will evaluate its effect on the Company's business model.
(2) This is a multi-year CAGR; annual results may fall outside the range. Reconciliation to GAAP provided on slides 34-37.

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Debt Schedule

	Credit Rating				
	S&P	Moody	Dec. 31,	Dec. 31,	Change in Debt vs.
(Millions) Corporate	BB-	Ba3	2013	2012	YE 2012
Advances under $600 million revolving credit facility, June 2018 - 1 Month LIBOR +175bps	BB+	Baa3	$ 45.0	$ -	45.0
Bonds Payable:					
7.25% Senior Notes due 2018 (1)	BB-	Ba3	272.4	302.9	(30.5)
8.125% Senior Notes due 2020	BB-	Ba3	286.6	286.2	0.4
7.75% Senior Notes due 2022 (1)	BB-	Ba3	252.5	280.7	(28.2)
5.75% Senior Notes due 2024	BB-	Ba3	275.0	275.0	-
2.00% Convertible Senior Subordinated Notes due 2043 (2)			249.5	-	249.5
Other notes payable			47.6	36.8	10.8
Capital lease obligations			88.9	71.9	17.0
Long-term debt			**$ 1,517.5**	**$ 1,253.5**	**$ 264.0**
Debt to Adjusted EBITDA (3)			**2.8x**	**2.5x**	

(1) In November 2013, the Company redeemed $30.2 million and $27.9 million of its 7.25% Senior Notes due 2018 and its 7.75% Senior Notes due 2022, respectively.
(2) On November 18, 2013, the Company closed separate, privately negotiated exchange agreements under which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company's 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity.
(3) Based on 2013 and 2012 Adjusted EBITDA of $551.6 million and $505.9 million, respectively; reconciliation to GAAP provided on slides 34-37

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Revenues & Expenses (Sequential) Q4 Q3 Increase/ Revenues (millions) 2013 2013 (Decrease) Inpatient 537.5$ 528.8$ 1.6% Outpatient and other 34.6 35.2 (1.7%) Consolidated net operating 572.1$ 564.0$ 1.4% (Actual Amounts) Discharges 32,906 32,307 1.9% Net patient revenue / discharge 16,334$ 16,368$ (0.2%) Expenses (millions) Salaries and benefits 272.0$ 269.5$ 0.9% Percent of net operating revenues 47.5% 47.8% (30 bps) EPOB (employees per occupied bed) 3.47 3.48 (0.3%) Hospital-related expenses 118.4$ 116.9$ 1.3% (other operating (1), supplies, occupancy, bad debts) Percent of net operating revenues 20.7% 20.7% - General and administrative 24.8$ 22.6$ 9.7% (excludes stock-based compensation) Percent of net operating revenues 4.3% 4.0% 30 bps Provision for doubtful acounts 3.6$ 8.0$ (55.0%) Percent of net operating revenues 0.6% 1.4% (80 bps) 25 (1) Excludes loss on disposal or impairment of assets

Revenues & Expenses (12 months) 12 Months 12 Months Increase/ Revenues (millions) 2013 2012 (Decrease) Inpatient 2,130.8$ 2,012.6$ 5.9% Outpatient and other 142.4 149.3 (4.6%) Consolidated net operating 2,273.2$ 2,161.9$ 5.1% (Actual Amounts) Discharges 129,988 123,854 5.0% Net patient revenue / discharge 16,392$ 16,250$ 0.9% Expenses (millions) Salaries and benefits 1,089.7$ 1,050.2$ 3.8% Percent of net operating revenues 47.9% 48.6% (70 bps) EPOB (employees per occupied bed) 3.42 3.42 0.0% Hospital-related expenses 469.5$ 450.4$ 4.2% (other operating (1), supplies, occupancy, bad debts) Percent of net operating revenues 20.7% 20.8% (10 bps) General and administrative 94.3$ 93.8$ 0.5% (excludes stock-based compensation) Percent of net operating revenues 4.1% 4.3% (20 bps) Provision for doubtful acounts 26.0$ 27.0$ (3.7%) Percent of net operating revenues 1.1% 1.2% (10 bps) 26 (1) Excludes loss on disposal or impairment of assets

Payment Sources (Percent of Revenues) 2013 2012 2013 2012 Medicare 74.7% 73.6% 74.5% 73.4% Medicaid 1.2% 1.2% 1.2% 1.2% Workers' compensation 1.2% 1.4% 1.2% 1.5% Managed care and other discount plans, including Medicare Adv antage (1) 18.3% 19.2% 18.5% 19.3% Other third-party payors 1.8% 1.9% 1.8% 1.8% Patients 1.1% 1.2% 1.1% 1.3% Other income 1.7% 1.5% 1.7% 1.5% Total 100.0% 100.0% 100.0% 100.0% Q4 Full Year (1) Medicare Advantage revenues represent ~ 8% of total revenues for Q4 2013, Q4 2012, full-year 2013 and full-year 2012, respectively. 27

Operational and Labor Metrics

	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Full Year 2013	Full Year 2012
	(In Millions)									
Net patient revenue-inpatient	$ 537.5	$ 528.8	$ 527.4	$ 537.1	$ 518.1	$ 498.9	$ 495.0	$ 500.6	$ 2,130.8	$ 2,012.6
Net patient revenue-outpatient and other revenues	34.6	35.2	37.1	35.5	34.8	38.1	38.4	38.0	142.4	149.3
Net operating revenues	$ 572.1	$ 564.0	$ 564.5	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 2,273.2	$ 2,161.9
	(Actual Amounts)									
Discharges (1)	32,906	32,307	32,645	32,130	31,695	30,569	30,719	30,871	129,988	123,854
Outpatient visits	192,474	202,479	211,207	200,471	198,139	221,648	229,152	231,243	806,631	880,182
Average length of stay	13.1	13.3	13.2	13.5	13.2	13.6	13.4	13.5	13.3	13.4
Occupancy %	68.6%	69.0%	69.9%	72.4%	68.2%	68.3%	69.2%	70.7%	69.3%	68.2%
# of licensed beds	6,825	6,789	6,777	6,646	6,656	6,598	6,538	6,500	6,825	6,656
Occupied beds	4,682	4,684	4,737	4,812	4,539	4,506	4,524	4,596	4,730	4,539
Full-time equivalents (FTEs) (2)	16,159	16,213	16,180	15,819	15,617	15,545	15,378	15,271	16,093	15,453
Contract labor	72	76	72	85	73	61	56	69	76	65
Total FTE and contract labor	16,231	16,289	16,252	15,904	15,690	15,606	15,434	15,340	16,169	15,518
EPOB (3)	3.47	3.48	3.43	3.31	3.46	3.46	3.41	3.34	3.42	3.42

(1) Represents discharges from HealthSouth's 101 consolidated hospitals in Q4 2013, Q3 2013 and Q2 2013, 98 consolidated hospitals in Q1 2013 and Q4 2012; 97 consolidated hospitals in Q3 2012; 96 consolidated hospitals in Q2 2012 and Q1 2012

(2) Excludes approx. 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals

(3) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

28

HEALTHSOUTH

Outstanding Share Summary and Warrant Information (Millions) Q4 Q4 2013 2012 2013 2012 2011 Basic shares outstanding (1) (2) (3) (4) 86.4 94.7 88.1 94.6 93.3 Diluted shares outstanding (1) (2) (3) (4) (5) 100.8 108.0 102.1 108.1 109.2 Q4 Q4 2013 2012 2013 2012 2011 Basic shares outstanding (1) (2) (3) (4) 86.8 94.6 86.8 94.6 93.3 Convertible perpetual preferred stock(5) 0.096 0.353 0.096 0.353 0.400 If converted, equivalent common shares 3.2 11.6 3.2 11.6 13.1 Convertible senior subordinated notes(5) $320.0 - $320.0 - - If converted, equivalent common shares 8.1 - 8.1 - - End of Period End of Period Full Year Full Year 29 (1) (2) (3) (4) (5) – Notes on page 30

Outstanding Share Summary, Warrant Information and Conversion Rate Notes 30 (1) The Company purchased 9,119,450 common shares in Q1 2013 through a tender offer at a price of $25.50 per share. (2) On July 25, 2013, the Company’s board of directors approved the initiation of a quarterly cash dividend on its common stock. The convertible perpetual preferred stock and the convertible senior subordinated notes discussed in note 5 below both have antidilutive provisions. Please see the Form 10-K for year ended December 31, 2013, when filed. (3) 10 million warrants (pre-October 2006 reverse split) were issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. The warrants expired on January 16, 2014. The holders of these warrants chose both cash and cashless exercises into shares of our common stock. Prior to warrant expiration, 755,323 shares of our common stock were issued upon exercise between September 30, 2013 and January 16, 2014. (4) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented. (5) The difference between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock (convertible into 8.1 million and 3.2 million common shares, respectively, as of year-end 2013). a. On November 18, 2013, the Company closed separate, privately negotiated exchanges in which it issued $320 million of 2.0% Convertible Senior Subordinated Notes due 2043 in exchange for 257,110 shares of the Company’s 6.5% Series A Convertible Perpetual Preferred Stock. The Company recorded approx. $249 million as debt and approx. $71 million as equity. The convertible notes are convertible, at the option of the holders, at any time on or prior to the close of business on the business day immediately preceding December 1, 2043 into shares of the Company’s common stock at a conversion rate of approx. 25.2194 shares per $1,000 in principal amount, which is equal to a conversion price of approximately $39.65 per share, subject to customary antidilution adjustments. The Company has the right to redeem the convertible notes before December 1, 2018 if the volume weighted average price of the Company’s common stock is at least 120% ($47.58) of the conversion price of the convertible notes for a specified period. On or after December 1, 2018, the Company may, at its option, redeem all or any part of the convertible notes. In either case, the redemption price will be equal to 100% of the principal amount of the convertible notes to be redeemed, plus accrued and unpaid interest. As a result of the transaction, the dividend on the convertible perpetual preferred stock was reduced from approx. $5.7 million per quarter to approx. $1.6 million per quarter. b. The 96,245 shares of preferred stock outstanding after the exchange transaction are convertible at the option of the holder, at any time into shares of common stock at a conversion price of $30.17 per share, which is equal to a conversion rate of approx. 33.1455 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% ($45.25) of the conversion price of the preferred stock.

Adjusted EBITDA [(1)] History

(Millions)	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Full Year 2013	Full Year 2012
Net operating revenues	$ 572.1	$ 564.0	$ 564.5	$ 572.6	$ 552.9	$ 537.0	$ 533.4	$ 538.6	$ 2,273.2	$ 2,161.9
Less: Provision for doubtful accounts	(3.6)	(8.0)	(7.0)	(7.4)	(7.2)	(7.0)	(6.5)	(6.3)	(26.0)	(27.0)
Net operating revenues less provision for doubtful accounts	568.5	556.0	557.5	565.2	545.7	530.0	526.9	532.3	2,247.2	2,134.9
Operating expenses:										
Salaries and benefits	(272.0)	(269.5)	(273.6)	(274.6)	(269.5)	(262.3)	(257.4)	(261.0)	(1,089.7)	(1,050.2)
Hospital-related expenses:										
Other operating expenses [(2)]	(80.1)	(79.7)	(79.3)	(78.0)	(76.6)	(75.4)	(74.4)	(73.0)	(317.1)	(299.4)
Supplies	(27.1)	(25.5)	(26.6)	(26.2)	(26.2)	(23.8)	(25.9)	(26.5)	(105.4)	(102.4)
Occupancy costs	(11.2)	(11.7)	(11.9)	(12.2)	(12.0)	(11.8)	(12.3)	(12.5)	(47.0)	(48.6)
	(118.4)	(116.9)	(117.8)	(116.4)	(114.8)	(111.0)	(112.6)	(112.0)	(469.5)	(450.4)
General/Administrative expenses [(3)]	(24.8)	(22.6)	(23.0)	(23.9)	(24.6)	(23.2)	(22.1)	(23.9)	(94.3)	(93.8)
Equity in nonconsolidated affiliates	3.0	2.0	3.3	2.9	3.0	3.3	3.1	3.3	11.2	12.7
Other income [(4)]	1.3	0.6	1.9	0.7	1.1	1.2	0.4	0.9	4.5	3.6
Noncontrolling interests	(15.3)	(14.1)	(13.8)	(14.6)	(12.3)	(12.8)	(13.2)	(12.6)	(57.8)	(50.9)
Adjusted EBITDA	**$ 142.3**	**$ 135.5**	**$ 134.5**	**$ 139.3**	**$ 128.6**	**$ 125.2**	**$ 125.1**	**$ 127.0**	**$ 551.6**	**$ 505.9**

(1) Reconciliation to GAAP provided on slides 34-37.

	Q4 2013	Q3 2013	Q2 2013	Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012	Full Year 2013	Full Year 2012
In arriving at Adjusted EBITDA, the following were excluded:										
(2) Loss on disposal or impairment of assets	$ 1.6	$ 2.5	$ 1.7	$ 0.1	$ 1.4	$ 1.6	$ 0.6	$ 0.8	$ 5.9	$ 4.4
(3) Stock-based compensation expense	5.8	6.2	6.5	6.3	6.0	6.1	5.9	6.1	24.8	24.1
(4) Gain on consolidation of St. Vincent Rehabilitation Hospital	-	-	-	-	-	4.9	-	-	-	4.9

31

HEALTHSOUTH

Adjusted Free Cash Flow Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow (Millions) 2013 2012 2013 2012 2011 2010 100.9$ 109.3$ 470.3$ 411.5$ 342.7$ 331.0$ 0.5 (0.5) 1.9 (2.0) (9.1) (13.2) Capital expenditures for maintenance (1) (20.5) (15.0) (74.8) (83.0) (50.8) (37.9) Net sett lements on interest rate swaps - - - - (10.9) (44.7) Dividends paid on convert ible perpetual preferred stock Distribut ions paid to noncontrolling interests of consolidated affiliates Non-recurring items: Net premium paid (received) on bond issuance/redemption 1.7 1.9 1.7 1.9 22.8 - Cash paid for professional fees - accounting, tax, and legal Cash paid for government, class action, and related sett lements - - - - (7.9) (13.5) Adjusted free cash flow 66.3$ 81.2$ 330.9$ 268.0$ 243.3$ 181.4$ Full Year 7.0 (5.9) (46.3) 472.2 2.9 - Q4 101.4 108.8 (5.8) (5.7) (12.2) (11.7) Income tax refunds related to prior periods (24.6) (49.3) (44.2) (26.0) 1.7 2.9 (34.4) (23.0) - 17.2 21.0 333.6 (26.0) 317.8 16.1 (2.6) activities of continuing operations Net cash provided by operating Impact of discontinued operations Net cash provided by operating activities 409.5 5.7 (1) Maintenance capital expenditures are expected to be $90 to $100 million in 2014. 32

Self-Insurance Reserves 33  Provisions for self-insurance reserves are based primarily upon actuarially determined estimates.  Estimates are subject to the effects of trends in loss severity and frequency.  As a result of the enhancements in the way we manage our risks, the accumulation of additional historical data, and continued favorable trends, during the fourth quarter of 2013, we lowered the statistical confidence level used to determine our self-insurance reserves. This change reduced the reserves by $6.7 million in Q4 2013. The following table presents the changes in our self-insurance reserves for the years ended December 31, 2013 and 2012 (in millions): 2013 2012 Balance at beginning of period, gross 148.3$ 153.3$ Less: Reinsurance receivables (29.4) (34.4) Balance at beginning of period, net 118.9$ 118.9$ Increase for the provision of current year claims 33.7 32.7 Decrease for the provision of prior year claims (5.2) (5.3) Decrease related to change in statistical confidence level (6.7) - Expenses related to discontinued operations (1.8) (1.9) Payments related to current year claims (3.9) (4.2) Payments related to prior year claims (27.3) (21.3) Balance at end of period, net 107.7 118.9 Add: Reinsurance receivables 32.6 29.4 Balance at end of period, gross 140.3$ 148.3$

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) (3) – See notes on slide 36. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 65.9$ 179.0$ 72.3$ 64.2$ 381.4$ Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.4 (0.1) 0.9 (0.1) 1.1 Net income attributable to noncontrolling interests (14.6) (13.8) (14.1) (15.3) (57.8) Income from continuing operations attributable to HealthSouth (2) (3) 51.7 0.48$ 165.1 1.66$ 59.1 0.59$ 48.8 (0.31)$ 324.7 2.59$ Gov't, class action, and related settlements - (2.0) (21.3) (0.2) (23.5) Pro fees - acct, tax, and legal 1.4 2.2 4.2 1.7 9.5 Provision for income tax expense (benefit) 33.5 (86.5) 35.2 30.5 12.7 Interest expense and amortization of debt discounts and fees 24.2 24.4 25.3 26.5 100.4 Depreciation and amortization 22.1 23.1 24.3 25.2 94.7 Loss on early extinquishment of debt 2.4 2.4 Other, including net noncash loss on disposal of assets 0.1 1.7 2.5 1.6 5.9 Stock-based compensation expense 6.3 6.5 6.2 5.8 24.8 Adjusted EBITDA (1) 139.3$ 134.5$ 135.5$ 142.3$ 551.6$ Weighted average common shares outstanding: Basic 94.0 86.1 86.2 86.4 88.1 Diluted 107.1 99.8 100.4 100.8 102.1 2013 Full YearQ1 Q2 Q3 Q4 34

Reconciliation of Net Income to Adjusted EBITDA (1)

	2012									
	Q1		Q2		Q3		Q4		Full Year	
(in millions, except per share data)	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share	Total	Per Share
Net income	$ 56.8		$ 59.9		$ 59.9		$ 59.3		$ 235.9	
Loss (income) from disc ops, net of tax, attributable to HealthSouth	0.4		(3.5)		0.5		(1.9)		(4.5)	
Net income attributable to noncontrolling interests	(12.6)		(13.2)		(12.8)		(12.3)		(50.9)	
Income from continuing operations attributable to HealthSouth (2) (3)	44.6	$ 0.39	43.2	$ 0.38	47.6	$ 0.44	45.1	$ 0.41	180.5	$ 1.62
Gov't, class action, and related settlements	-		-		(3.5)		-		(3.5)	
Pro fees - acct, tax, and legal	3.6		5.5		4.1		2.9		16.1	
Provision for income tax expense	29.1		26.9		28.1		24.5		108.6	
Interest expense and amortization of debt discounts and fees	23.3		23.0		23.5		24.3		94.1	
Depreciation and amortization	19.5		20.0		21.3		21.7		82.5	
Loss on early extinguishment of debt	-		-		1.3		2.7		4.0	
Gain on consolidation of St. Vincent Rehabilitation Hospital	-		-		(4.9)		-		(4.9)	
Other, including net noncash loss on disposal of assets	0.8		0.6		1.6		1.4		4.4	
Stock-based compensation expense	6.1		5.9		6.1		6.0		24.1	
Adjusted EBITDA (1)	$ 127.0		$ 125.1		$ 125.2		$ 128.6		$ 505.9	
Weighted average common shares outstanding:										
Basic		94.5		94.6		94.7		94.7		94.6
Diluted		108.7		108.0		108.1		108.0		108.1

(1) (2) (3) – See notes on slide 36

35

HEALTHSOUTH

Reconciliation Notes for Slides 34-35 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock, income allocated to participating securities, and the repurchase premium on shares of preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to the convertible senior subordinated notes and our convertible perpetual preferred stock. 3. In conjunction with the initiation of quarterly cash dividends in the third quarter of 2013, the Company revised its calculation to present earnings per share using the two-class method, which takes into consideration the impact of participating securities. Additional information regarding this revision and a computation of basic and diluted earnings per share can be found in Note 9, Earnings per Common Share, to the condensed consolidated financial statements included in Part I, Item 1, Financial Statements (Unaudited), of the Form 10-Q for the quarterly period ended September 30, 2013. 36

(Millions) 2013 2012 2013 2012 Net cash provided by operating activities 100.9$ 109.3$ 470.3$ 411.5$ Provision for doubtful accounts (3.6) (7.2) (26.0) (27.0) Professional fees—accounting, tax, and legal 1.7 2.9 9.5 16.1 Interest expense and amortization of debt discounts and fees 26.5 24.3 100.4 94.1 Equity in net income of nonconsolidated affiliates 3.0 3.0 11.2 12.7 Net income attributable to noncontrolling interests in continuing operations (15.3) (12.3) (57.8) (50.9) Amortization of debt discounts and fees (2.0) (1.0) (5.0) (3.7) Distributions from nonconsolidated affiliates (1.8) (3.1) (11.4) (11.0) Current portion of income tax expense (benefit) 3.3 2.2 6.3 5.9 Change in assets and liabilit ies 27.1 9.3 48.9 58.1 Net premium paid on bond issuance/redemption 1.7 1.9 1.7 1.9 Cash used in (provided by) operating activ ities of discontinued operations 0.5 (0.5) 1.9 (2.0) Other 0.3 (0.2) 1.6 0.2 Adjusted EBITDA 142.3$ 128.6$ 551.6$ 505.9$ Q4 Full Year Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA 37